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                                                                     EXHIBIT 3.2

                                                                        Page 1
                               State of Delaware

                        Office of the Secretary of State
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     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MCNAUGHTON APPAREL GROUP, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF DECEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

   A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                      Edward J. Freel, Secretary State


                                       AUTHENTICATION:  9456432
                                                 DATE:    12-11-98
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                          CERTIFICATE OF INCORPORATION

                                       OF

                         MCNAUGHTON APPAREL GROUP, INC.


          THE UNDERSIGNED, for the purpose of forming corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify pursuant to Section 103(a)(1) of the General Corporation Law as follows:

          FIRST: The name of the corporation is "McNaughton Apparel Group, Inc." (the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, which address is located in the County of New Castle, and the name of the Corporation's registered agent at such address is the Corporation Service Company.

          THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.

          FIFTH: Subject to the provisions of the General Corporation Law, the number of Directors of the Corporation shall be determined as provided in the By-Laws of the Corporation.

          SIXTH: To the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or any comparable successor law, as the same may be amended and supplemented from time to time, the Corporation (i) may indemnify any persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he or she is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or because he or she was serving the Corporation or any other legal entity in any capacity at the request of the Corporation while a director, officer, employee or agent of the Corporation and
(iii) shall pay the expenses of such a current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SEVENTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

          EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of
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creditors, and/or of the stockholders or class of stockholders, of the
Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          NINTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall be by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation and entitled to vote in the election of directors, considered for the purposes of this Article ELEVENTH as one class, shall be prospective only and shall not adversely affect any right or protection of any director of the Corporation existing at the time of such repeal or modification.

          TWELFTH: The name and address of the incorporator is Jonathan M. Anderson, Haythe & Curley, 237 Park Avenue, New York, New York 10017.

          IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation 11/th/ day of December, 1998.

                                                  /s/ Jonathan M. Anderson
                                                  ------------------------------
                                                  Jonathan M. Anderson
                                                  Incorporator